Exhibit 15.2

53/F, Chow Tai Fook Financial Center (East Tower), No. 6 Zhujiang East Road,

Zhujiang New Town, Tianhe District, Guangzhou, Guangdong, CHINA 510623

中国⼴东省⼴州市天河区珠江东路 6 号周⼤福⾦融中⼼（东塔）53 楼

Tel：86-20-66857288 Fax：86-20-66857289

July 6, 2026

ChdgAI Commodities Limited

Unit 7-1, Flat A, 3/f, Chevalier

Industrial Building,43-45

Beech Street, Tai Kok Tsui,

Kowloon, Hong Kong

as the “Company”

Re: Consent Letter

Ladies and Gentlemen:

We have acted as legal counsel as to the laws of the People’s Republic of China (the “PRC”) to ChdgAI Commodities Limited, a Cayman Islands exempted company (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form 20-F, as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2026, File No. 000-56840. For the purpose of this Consent Letter, the PRC excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

In connection with the preparation of the Registration Statement, we have been consulted by the Company regarding certain matters relating to the laws and regulations of the PRC, including, among others, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and the related implementing rules, and other applicable PRC laws and regulations relating to the Company’s organizational structure and business operations.

In rendering the confirmations set forth herein, we have examined the Registration Statement and such other documents, records, certificates and information as we have considered necessary or appropriate for the purposes of this letter. In such examination, we have assumed the authenticity of all original documents, the conformity to original documents of all copies submitted to us, the genuineness of all signatures, the legal capacity of all natural persons, and the truth, accuracy and completeness of all factual representations and statements made to us by the Company and its representatives.

Our confirmations are limited solely to the laws, administrative regulations, departmental rules and publicly available judicial interpretations of the PRC in effect as of the date hereof. We express no opinion with respect to the laws of any jurisdiction other than the PRC as so defined. Our confirmations are based upon our interpretation of the applicable PRC laws and regulations currently in effect, which are subject to change, amendment, interpretation and implementation by the relevant governmental authorities and courts. We undertake no obligation to update or supplement this letter to reflect any changes in applicable law or any facts or circumstances occurring after the date hereof.

Based upon and subject to the assumptions, qualifications and limitations set forth herein, we confirm that the statements contained in the Registration Statement under the headings “IMPORTANT NOTICE TO INVESTORS”, “CORPORATE STRUCTURE AND REGULATORY CONSIDERATIONS”, “ITEM 3.D. Risk Factors”, “ITEM 4. Business Overview—Material Effects of Government Regulation--PRC Permissions, Approvals, Cybersecurity and Regulatory Requirements”, and elsewhere in the Registration Statement, insofar as such statements constitute summaries of applicable PRC laws and regulations or our advice with respect thereto, are accurate in all material respects and fairly present our opinion regarding the material PRC legal matters described therein.

We hereby consent to (i) the reference to our firm as the Company’s PRC legal counsel under the headings “Prospectus Summary,” “Risk Factors,” “Permissions Required from the PRC Authorities,” “Legal Matters,” and elsewhere in the Registration Statement, insofar as such references relate to us or the advice provided by us, and (ii) the filing of this Consent Letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,
/s/ Yingke Law Firm (Guangzhou Office)
Yingke Law Firm (Guangzhou Office)

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